Exhibit 99.1

News

Oct. 31, 2024	Analyst Contact:	Megan Patterson
918-561-5325
	Media Contact:	Alicia Buffer
918-861-3749

ONEOK Announces Closing of Medallion Midstream Acquisition

Completes Acquisition of the Largest Privately Held Crude Oil Gathering and Transportation System in the Permian’s Midland Basin

TULSA, Okla. – Oct. 31, 2024 – ONEOK, Inc. (NYSE: OKE) today announced the successful completion of its acquisition of Medallion Midstream (Medallion) from Global Infrastructure Partners, for a total cash consideration of approximately $2.6 billion.

“With the acquisition of Medallion, the largest privately held crude gathering and transportation system in the Permian’s Midland Basin, we continue our demonstrated track record of intentional and disciplined growth,” said Pierce H. Norton II, ONEOK president and chief executive officer. “This acquisition further diversifies ONEOK’s asset portfolio and adds an expansive and well-connected crude oil gathering system to our Permian Basin platform.

“We expect to drive meaningful commercial synergies from these complementary assets, which already connect with ONEOK’s long-haul crude oil pipelines out of the basin,” added Norton. “Through this transaction, we further extend our value chain and continue to enhance ONEOK’s position as one of the largest diversified energy infrastructure companies delivering products and services vital to an advancing world.”

The acquisition of Medallion includes more than 1,200 miles of crude oil gathering pipelines providing approximately 1.3 million barrels per day of capacity and approximately 1.5 million barrels of crude oil storage in the Permian Basin.

At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world.

As of Oct. 15, 2024, ONEOK is the managing member of EnLink Midstream, LLC (NYSE: ENLC) (EnLink) and owns 43% of EnLink’s outstanding common units. EnLink provides integrated midstream infrastructure services for natural gas, crude oil and NGLs.

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ONEOK Announces Closing of Medallion Midstream Acquisition

Oct. 31, 2024

ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma.

For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram.

FORWARD-LOOKING STATEMENTS:

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “opportunity,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “target,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding ONEOK and its operations after giving effect to the acquisition of Medallion (the “Acquisition”), including strategies and plans, integration, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that ONEOK’s and Medallion’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Acquisition may not be fully realized or may take longer to realize than expected; the risk of potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisition; risks related to the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on each of the companies’ operating results and business generally; risks related to the impact of any economic downturn and any substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s control, including those detailed in ONEOK’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on ONEOK’s website at www.oneok.com and on the website of the Securities and Exchange Commission at www.sec.gov. All forward-looking statements are based on assumptions that ONEOK believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and ONEOK does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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